Exhibit 1
The undersigned parties hereby agree that this Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Morgans Hotel Group Co., is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.
By:	/s/ Parag Vora
Name:	Parag Vora
Title:

HG VORA SPECIAL OPPORTUNITIES FUND LP
By:	/s/ Parag Vora
Name:	Parag Vora
Title:

HG VORA CAPITAL MANAGEMENT, LLC
By:	/s/ Parag Vora
Name:	Parag Vora
Title:

/s/ Parag Vora
Parag Vora